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                                                                    EXHIBIT 10.1

                            RECREATIONAL VEHICLE PARK
                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made this 9th day of October, 2003 by and among:

SELLER: Paradise RV Resort - Neil Spizizen, General Partner 31150 Northwestern Hwy, Suite 200
                  Farmington Hills,  MI  48334
                  (hereinafter referred to as "Seller")

BUYER:            Diversified Investments Services, LLC,
                  a Delaware limited liability company
                  c/o Barry L. Haase, Manager
                  (hereinafter referred to as "Buyer")

                                   WITNESSETH:

         WHEREAS, Seller is the current owner and holder of the Property (as hereinafter defined) which is currently being operated as a Recreational Vehicle Park and which is commonly known as the "Paradise RV Resort" and Seller desires to sell the Property (as hereinafter defined) to Buyer, and Buyer desires to purchase the Property (as hereinafter defined) from Seller upon and subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, together with other valuable considerations, the receipt and sufficiency of which is hereby acknowledged, Seller agrees to sell and Buyer agrees to buy the Property (as hereinafter defined) on and under the terms and conditions herein set forth.

         1. RECITALS. The above recitals are true and correct and are incorporated herein by reference.

         2. PROPERTY. Seller agrees to sell and convey and Buyer agrees to purchase and accept the following described property (collectively, the "Property"):

                  (a) Land. The fee simple estate in and to that certain tract of real estate located in Sun City, Arizona, as more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, together with all tenements, hereditaments, appurtenances, rights, privileges and easements pertaining thereto, including, without limitation, all right, title and interest of Seller therein, and all right, title and interest of Seller, if any, in and to any street or road abutting or adjoining the aforementioned land to the center line thereof (collectively, the "Land"); and

                  (b) Improvements. All buildings, structures, fixtures, facilities, and other improvements of every kind and description in, on, over and under the Land (excluding any mobile homes owned by tenants of the park), including, without limitation, 950 zoned, licensed and permitted mobile home rental spaces, any and all plumbing, air-conditioning, heating, ventilating, mechanical, electrical and other utility systems, recreational facilities, signs, light fixtures, parking lots, landscaping and security devices (collectively, the "Improvements") (the Land and Improvements are sometimes hereinafter collectively referred to as the "Real Property"); and

                  (c) Personal Property. All furniture, furnishings, equipment, appliances, supplies, inventory and other tangible personal property installed in, affixed to or placed upon the Real Property, which are owned by Seller and which are used or useful, directly or indirectly, in connection with the operation of the Real Property as a Recreational Vehicle Park, including, without limitation, the items described in the Schedule of Personal Property, attached hereto as Exhibit "B" and incorporated herein by reference (collectively, the "Personal Property"); and

                  (d) Intangibles; Leases. All right, title and interest of Seller in and to the intangible personal property used or useful, directly or indirectly, in connection with or arising from the operation of the Real Property as a Recreational Vehicle Park, including, without limitation, all rights and interests Seller may have to any warranties made in favor of Seller related to the Real Property, the Personal Property or the construction thereof, all contract rights, and all tenant leases demising all or portions of the Real Property (including any security deposits or advance rent paid thereunder) (collectively, the "Leases") and any possessory liens inuring to the landlord by application of Arizona law; and

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                  (e)      Name. All right, title and interest to Seller, if
any, in and to the name "Paradise RV Resort", together with all logos or other identification, signs or symbols, if any, associated or used in connection with such name (collectively, the "Name"); and

                  (f) Licenses; Permits. All licenses, permits, authorizations, consents, variances, waivers, approvals, and the like, from any federal, state, county, municipal or any other governmental or a quasi-governmental body, agency, department, board commission, bureau or other entity or instrumentality affecting the operation of the Real Property as a Recreational Vehicle Park (collectively, the "Licenses and Permits"); and

                  (g) Plans and Reports. To the extent the following are in Seller's possession, all plans and specifications, surveys, engineering reports, studies and similar documents prepared for or used in connection with the Real Property in its development and operation as a Recreational Vehicle Park (collectively, the "Plans and Reports").

         3. PURCHASE PRICE. Subject to credits, adjustments and prorations as provided herein, the purchase price for the Property shall be TWENTY FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) (the "Purchase Price") which shall be payable as follows:

                  (a) Initial Earnest Money Deposit. As an initial earnest money deposit (the "Initial Deposit"), Buyer shall, within two (2) Business Days (as hereinafter defined) after the Effective Date of this Agreement, deposit with First American Title ("Escrow Agent") the sum of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) which sum shall be held in an interest bearing account for the benefit of Buyer and credited toward the Purchase Price of the Property at closing or otherwise disbursed by Escrow Agent in accordance with the terms of this Agreement.

                  (b) Additional Earnest Money Deposit. As an additional earnest money deposit (the "Additional Deposit") Buyer shall, within two (2) Business Days (as hereinafter defined) after the expiration of the Inspection Period (as hereinafter defined), provided Buyer has not terminated this Agreement prior to the expiration of the Inspection Period, deposit with Escrow Agent the additional sum of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) which sum shall be deposited in the same interest bearing account as the Initial Deposit and credited toward the Purchase Price of the Property at closing. The Initial Deposit and the Additional Deposit shall hereinafter collectively be referred to as the "Earnest Money Deposit" which shall become non-refundable upon expiration of the Inspection Period, but shall be fully refundable at Buyer's request prior thereto or as otherwise provided herein including, without limitation, Seller's failure to perform any covenants or obligations of Seller hereunder and a failure of a condition precedent to Buyer's obligation to close as set forth herein. The Earnest Money Deposit will be held in an interest bearing escrow account with the interest credited to Buyer. Should Buyer not make any part of the Earnest Money Deposit or withdraw the Earnest Money Deposit during the Inspection Period, this Agreement shall be null and void, and the parties to this Agreement shall have no further obligations to each other.

                  (c) Management Fee. Buyer shall pay to NEIL SPIZIZEN an amount equal to three percent (3%) of collected revenues for the time period from the Closing Date through April 30, 2005. Such Management Fee will be paid to NEIL SPIZIZEN monthly.

                  (d) Cash. At closing, Buyer shall pay or cause to be paid (i.e., by a third party lender) to Seller the balance of the Purchase Price, less any credits, adjustments or prorations due to Buyer as provided herein, plus any additional consideration due to Seller as provided for hereinafter, payable by locally drawn cashier's check or Federal Reserve Bank wire transfer of U.S. Funds.

         4. INSPECTION PERIOD. Buyer shall have the right, for a period of forty-five (45) days from and after the Effective Date of this Agreement (the "Inspection Period"), to obtain and review information concerning the Property, to review and analyze the various due diligence items to be provided to Buyer by Seller as set forth below, to make such physical, zoning, land use, environmental and other examinations, inspections and investigations of the Property or the use and operation thereof which Buyer, in Buyer's sole discretion, may determine to make, and to decide whether the same are satisfactory to Buyer. All expenses of the inspection shall be paid by Buyer. Buyer shall have the right, in its sole and arbitrary discretion, to terminate this Agreement prior to the expiration of the Inspection Period by providing written notice to Seller of its election to terminate. If Buyer has not given written notice to Seller terminating this transaction prior to 5:00 P.M. EST on the expiration date of the Inspection Period, Buyer shall be deemed to have approved the inspection and to have waived this contingency. If Buyer does terminate this transaction, in its sole and arbitrary discretion, prior to the expiration of the Inspection Period, this Agreement shall terminate and be deemed null and void, and the Initial Deposit together with any and all interest shall be returned to Buyer, and the parties to this Agreement shall have no further obligation to each other.

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                  Attached hereto as Exhibit "C" and incorporated herein by
reference is a list of the preliminary items of due diligence (the "Preliminary Items of Due Diligence") to be provided by Seller to Buyer, which Seller shall provide to Buyer within five (5) days after the Effective Date of this Agreement. During the Inspection Period, Buyer shall have the option to request any additional specific items or documentation which may be reasonably required by Buyer to perform its due diligence by giving Seller written notice of such request. Subject to Seller's warranties and representations set forth in this Agreement, Buyer shall rely solely on its own investigations, including but not limited to environmental studies, termite inspections and engineering reports, and an accounting review of the books and records of the Property in determining the physical and financial condition of the Property.

         5. RIGHT OF ENTRY. Seller hereby grants to Buyer and Buyer's agents, employees, contractors, and representatives (collectively, the "Buyer's Investigators"), from and after the Effective Date of this Agreement through the Closing Date (as hereinafter defined), unless this Agreement is sooner terminated pursuant to the terms set forth herein, a right of entry upon the Real Property and a right of inspection of the Real Property and all records associated therewith for the purpose of physically inspecting the Property, conducting environmental, soil, engineering, structural and other tests as Buyer may deem necessary, inspecting the mechanical, plumbing and utility systems located on the Property, and ascertaining the working order and condition of the Property (including all Leases, books and financial records pertaining to the Recreational Vehicle Park), provided said right is exercised during normal business hours, upon prior notice to Seller, and in a reasonable manner which does not interfere with Seller's operation of the Property. Furthermore, Buyer shall have the right to meet with the managers, any park employees, including, without limitation, assistant managers, maintenance personnel, marketing personnel, and brokers, tenants and the homeowners' association (if one exists) at any time prior to the Closing Date (as hereinafter defined). All expenses of the inspection shall be paid by Buyer. Buyer shall indemnify, defend and hold harmless Seller from and against all liabilities, damages, claims, costs, fees and expenses whatsoever (including reasonable attorney's fees and costs at trial and all appellate levels) arising out of or resulting from any such inspection or investigation. Notwithstanding anything contained herein to the contrary, the provisions of this paragraph shall survive the closing and any cancellation or termination of this Agreement.

         6. REPRESENTATIONS. Seller makes the following representations, all of which shall be true and correct as of the Effective Date of this Agreement and as of the Closing Date (as hereinafter defined):

                  (a) Seller is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Arizona. Seller has full power to own the Property and to conduct its present business from the Real Property.

                  (b) Seller has good, marketable and insurable title to the Real Property and has good and marketable title to all other assets that comprise or make-up the Property being sold hereunder, all of which free and clear of all mortgages, liens, security interests, charges, claims, restrictions and other encumbrances of every kind except as otherwise specifically provided for in this Agreement or as will be discharged at or before closing, and there will be no restrictions on the transfer of the Property at the time of closing.

                  (c) There is no pending or to the best of Seller's knowledge threatened condemnation or similar proceeding affecting the Real Property or any part thereof and Seller has no knowledge that any such proceeding is presently contemplated and the Property is free from damage or destruction due to any casualty loss.

                  (d) There are no claims, actions, suits or other legal or administrative proceedings, including, without limitation, bankruptcy proceedings, pending or, to the best of Seller's knowledge, threatened, against or involving Seller or the Property which could affect the consummation of the transaction contemplated hereby, and Seller is not aware of any facts which might result in any such action, suit or other proceeding, except as set forth on Exhibit "D" attached hereto and incorporated herein by reference. There are no judgments, orders or stipulations against Seller or the Property, except as set forth on Exhibit "D" attached hereto and incorporated herein by this reference.

                  (e) There are no special or other assessments levied against or relating to the Property and Seller does not know of any proposed assessments.

                  (f) No rents or other deposits due under the Leases are or will on the Closing Date (as hereinafter defined) be held by Seller, except security deposits and prepaid rents as reflected on the rent rolls provided by Seller to Buyer under this Agreement; there are no commissions or other fees payable to any person, entity or agent on the rentals collected or to be collected under any Leases encumbering the Property; that no tenant under any Leases shall be entitled to any rebates, rent concessions or free rent which will survive the Closing Date except as reflected on the rent rolls provided by Seller to Buyer

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under this Agreement; that no commitments have been made to any tenant under any
Leases for repairs or improvements; no tenant has an option to purchase any part of the Property; Seller is the landlord under each Lease and has the right to assign same to Buyer; and that no rents due under any of the Leases have been assigned, hypothecated or encumbered other than to the holders of the indebtedness to be released at closing.

                  (g) Seller is not subject to any charter, by-law, rule, agreement or restriction of any kind or character which would prevent the consummation of this Agreement and the transaction contemplated hereby. Seller has full power and authority to execute this Agreement and all documents necessary to accomplish the sale contemplated herein, fully perform hereunder and to consummate the transaction contemplated hereby without the consent or joinder of any other party.

                  (h) To the best of Seller's knowledge, Seller has complied with all applicable laws, ordinances, regulations, orders, rules and restrictions pertaining to or affecting the ownership and operation of the Property and the sale thereof contemplated by this Agreement.

                  (k) To the best of Seller's knowledge, Seller has obtained and kept in good standing all governmental permits, licenses and approvals necessary for the operation of the Property, including, as applicable, all health permits, Department of Environmental Protection permits and HRS permits, and Seller has not received notice of any violations thereunder.

                  (l) All utilities, including, without limitation, water, electricity, telephone, cable, storm sewer and sanitary sewer services and facilities have been extended to the Real Property and are available to the Real Property. Water and sewer services are provided to the Real Property by the municipality in which the Property is located and all costs of design, permitting and installation of water and sewer facilities and connection fees have been paid and Seller is current in its obligations to such municipality for water and sewer services.

                  (m) The use of the Property as a Recreational Vehicle Park is permitted under the current zoning classification for the Property. All permits associated with the use of the Real Property as a Recreational Vehicle Park have been obtained and are in good standing. The Real Property contains and is zoned, licensed and permitted to contain and operate a Recreational Vehicle Park with 950 spaces, which spaces are all equipped with full utility services and are properly spaced within set back requirements.

                  (n) Seller has the right to assign the Name by which the Property is commonly known and to use that Name in the operation of the Property. Seller has received no notice objecting to the use of the Name for the Property, but Seller otherwise makes no warranty or representation as to Buyer's ability to use or to continue to use the Name.

                  (o) The Personal Property is in good working condition, and at the time of closing will be in good working order; and the Personal Property is free and clear of all liens and encumbrances, except as otherwise provided in this Agreement.

                  (p) All sales tax due in connection with the operation of the Property as a Recreational Vehicle Park, if any, have been paid by Seller to the State of Arizona Department of Revenue.

                  (q) Seller has no knowledge of latent defects or adverse facts that exist with respect to the physical condition of the Property which have not been specifically disclosed in writing to Buyer.

                  (r) To the best of Seller's knowledge, neither this Agreement nor any Exhibit nor any written statement or document furnished or to be furnished by Seller to Buyer in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading,

                  (s) The financial information contained in the operating statements identified in Exhibit "C" attached hereto is substantially correct. Seller has not been notified of any material increases in expenses that are not reflected in such statements.

The foregoing representations and warranties shall survive the Closing Date (as hereinafter defined) for one year.

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         7.       SELLER'S COVENANTS.

                  (a) From the date of this Agreement to Closing Date (as hereinafter defined), Seller shall conduct its business involving the Property in the ordinary course, and during said period will:

                           (i)      Operate the Property in a prudent manner and
continue its advertising commitments and marketing programs, if any. It is the intention of the parties that the general operation of the Property shall not be changed between the Effective Date of this Agreement to the Closing Date (as hereinafter defined), except as set forth herein or as otherwise agreed upon between the Buyer and the Seller;

                           (ii)     Refrain from entering into any contracts or
other commitments with respect to the operation of the Property that extend more than 30 days beyond the Closing Date, other than in the ordinary course of business, without the prior written consent of Buyer, which consent will not be unreasonably withheld. Rental agreements with prospective new residents of the Property entered into at the prevailing rental rate and terms without concession are excluded from this requirement;

                          (iii) Keep in effect Seller's existing policies of
public liability and hazard and extended coverage insurance insuring the Property which costs, if the policies are assumable by Buyer, shall be prorated at the Closing Date (as hereinafter defined);

                          (iiii) Promptly comply with all notices of violation
of laws or municipal ordinances, regulations, orders or requirements of departments of housing, building, fire, labor, health, or other state, city or municipal departments or other governmental authorities having jurisdiction against or affecting the Property or the use or operation thereof;

                           (iv)     Provide the annual rent increase notice for
the Property due in the normal course of business for a lot rent increase for each site in an amount approved by the Buyer;

                           (v)      Provide the updated items of Due Diligence
on a timely basis pursuant to the terms of this Agreement and provide the most recent financial information or other materials or documents during the time period from the Effective Date of this Agreement until the Closing Date (as hereinafter defined), including, without limitation, a certified monthly rent roll, a certified monthly and year-to-date operating statement and other items which may be reasonably requested from time to time; and

                  (b) Commencing as of the Effective Date of this Agreement and continuing until the Closing Date (as hereinafter defined), Seller shall:
(i) not take any action or fail to take any action which would cause any of the representations or warranties made by Seller under this Agreement to be in any way not substantially true, complete and accurate; (ii) not perform any act or permit any act to be performed that may cause material damage, waste or destruction to the Property; and (iii) comply with all federal, state and municipal laws, statutes, ordinances and orders relating to the Property.

         8.       TITLE INSURANCE.

                  (a) The Real Property shall be conveyed to Buyer or an assignee of Buyer as may be permitted by this Agreement by a recordable warranty deed, and shall be subject only to those exceptions to title and those covenants, conditions and restrictions of record which are reflected in the Commitment (as hereinafter defined) to which Buyer has not objected within the time frame set forth in paragraph 8(c) below, at which time such matters shall become Permitted Exceptions as set forth in paragraph 8(c) below. Without limiting the generality of the foregoing, unless specifically agreed in writing by Buyer, the Real Property shall not be subject to any (i) mortgage, deed to secure debt, deed of trust, security agreement, judgment, lien or claim of lien, or any other title exception or defect that is monetary in nature, or (ii) any easement, restriction, zoning, prohibition, or other requirement of governmental authorities that would prevent the use of the Real Property as a Recreational Vehicle Park with associated facilities. The title to the Real Property shall be subject to current and future ad valorem property taxes which are not yet due and payable.

                  (b) Within fifteen (15) days after the Effective Date of this Agreement, the Seller shall, at Seller's sole cost and expense, deliver, or cause to be delivered to Buyer and Buyer's attorney, an ALTA Form B Commitment for an owner's title insurance policy (the "Commitment") issued by a Arizona licensed title insurer (the "Title Company") acceptable to Buyer and Buyer's attorney, showing marketable fee simple title to the Land vested in Seller. The Commitment shall be accompanied by the best copies available from the Title Company of all documents of record referred to in the Commitment. The Commitment shall describe the Land, and such legal description shall be incorporated into this Agreement and shall be used in all closing documents

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(unless a survey shows a different legal description); shall list Buyer as the prospective named insured; and shall show as the policy amount the Purchase
Price.

                  (c) Buyer shall within ten (10) days after Buyer's receipt of the Commitment examine the Commitment and notify Seller in writing of those particular liens, encumbrances, exceptions, qualifications or defects listed in the Commitment, which are not acceptable to Buyer (any such liens, encumbrances, exceptions, qualifications or defects are collectively, the "Title Defects"). If Buyer fails to provide Seller with timely notice of the existence of any Title Defects within such ten (10) day period, then, for all purposes of this Agreement, Buyer shall be deemed to have accepted title in the condition described in the Commitment, and any and all title encumbrances, exceptions or other matters, which are set forth in the Commitment, and to which Buyer does not object during such period, shall be deemed to be "Permitted Exceptions". With regard to Title Defects to which Buyer does object to during said ten
(10) day period, other than the liens or other exceptions to be discharged at or before the closing, Seller shall have thirty (30) days from the date Seller receives written notice from Buyer within which to cure, satisfy or remove such Title Defects. The Seller agrees that it will use its best efforts to satisfy or eliminate such Title Defects within the thirty (30) days provided therefor.

                   If Seller, after using its best efforts, shall fail to cure or eliminate the Title Defects within the thirty (30) day period, then Seller shall promptly provide written notice to Buyer of the date Seller reasonably expects to cure or eliminate the Title Defects or that Seller does not reasonably expect to cure or eliminate the Title Defects. Within fifteen (15) days following its receipt of such written notice from Seller, Buyer shall deliver to Seller written notice of Buyer's election to either (a) terminate this Agreement by reason and on account of the existence of such uncured Title Defects, (b) extend the time period for Seller to eliminate the Title Defects for no more than thirty (30) additional days, or (c) waive the existence of the uncured Title Defects and agree in writing to close its purchase of the Property and thereby accept a conveyance of the title to the Real Property subject to and notwithstanding the existence of Title Defects and without any reduction of the Purchase Price on account thereof, at which time the Title Defects shall be deemed Permitted Exceptions. In the event that Buyer elects to terminate this Agreement due to the existence of uncured Title Defects by giving written notice of that fact to Seller, Buyer shall be entitled to a return of the Earnest Money Deposit and Extension Fee, if any, and all interest earned thereon, and thereafter, all rights, obligations, and liabilities of the parties under this Agreement shall cease, terminate and be null and void. If Seller does so cure or satisfy any Title Defect, within the time provided, then this Agreement shall continue in effect. Seller agrees not to further adversely alter or encumber in any way the title to the Property after the Effective Date of this Agreement.

                  (d) An agent or representative of the Title Company shall be in attendance at the closing and be in a position to mark-up the Commitment as may be reasonably requested by Buyer or Buyer's attorney, to commit to issue the title policy pursuant to the terms of marked-up Commitment upon recording the appropriate documents, to insure that the Real Property free and clear of all exceptions to title other than the Permitted Exceptions.

         9. SURVEY. Within five (5) days after the Effective Date of this Agreement, Seller shall deliver to Buyer a copy of Seller's most recent survey of the Real Property. Prior to expiration of the Inspection Period Buyer may, at its sole cost and expense, elect to obtain a current survey of the Real Property. The survey shall be prepared by a registered and/or licensed land surveyor in Arizona, shall: (i) meet no less than the minimum technical standards of the Arizona Administrative Code for land surveys and; (ii) shall be certified to Seller, Buyer, Escrow Agent, Buyer's chosen lender, Buyer's counsel, the Title Company and any other person or entity designated by Buyer; and (iii) shall otherwise be in form acceptable to Buyer and the Title Company. The legal description of the Real Property shall be printed on the survey. In the event the survey indicates any encroachments onto or off of the Real Property, overlaps, gaps or other matters evidencing claims or potential claims of third parties or otherwise adversely affecting title to the Real Property, Buyer shall notify Seller in writing on or before the expiration of the Inspection Period and the same shall thereupon be treated as Title Defects to which the provisions of paragraph 8(c) of this Agreement regarding notice, opportunity to cure and right to terminate or waive relating to Title Defects shall apply. With regard to items or matters reflected in the survey to which the Buyer does not object prior to the end of the Inspection Period, such items or matters shall be deemed to be acceptable to Buyer. Upon the delivery of a final survey to the Seller and the Title Company, Seller shall cause the Title Company to limit the survey exceptions on the owner's title insurance policy to be issued in accordance with the Commitment to matters actually shown on the survey and shall delete all standard exceptions pertaining to any survey matters.

         10. CONDITIONS PRECEDENT. The following are conditions precedent to Buyer's obligation to close and consummate the transaction contemplated by this Agreement. Buyer and only Buyer may waive one or more of these conditions, in Buyer's sole discretion:

                  (a) Buyer shall not have given written notice to Seller pursuant to paragraph 4 of this Agreement terminating the Agreement prior to the expiration of the Inspection Period.

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                  (b)      Seller shall have fully performed each undertaking,
covenant and agreement to perform by Seller under this Agreement within the time period provided herein, including, without limitation, delivery of all items set forth in paragraph 4 above.

                  (c) All of Seller's warranties and representations made in this Agreement are true and correct as of the Closing Date (as hereinafter defined).

                  (d) The Property shall not have been materially affected by any moratorium, legislative or regulatory change, or any flood, accident, condemnation or other material adverse event.

                   In the event that any one or more of the above conditions is not satisfied or waived by Buyer, at Buyer's sole discretion, at or prior to the closing, Buyer may terminate this Agreement by giving written notice to Seller and the Earnest Money Deposit and Extension Fee, if any, shall be returned to Buyer together with any and all interest accrued thereon.

         11. CLOSING. The sale and purchase transaction contemplated by this Agreement shall be closed and consummated sixty (60) days after the expiration of the Inspection Period (the "Closing Date"), subject to the curative period(s) set forth in paragraphs 8(c) and 9 above; provided, however, Buyer may elect to accelerate the Closing Date upon the delivery of fifteen (15) days prior written notice to Seller. Closing shall be at the offices of Seller's counsel or, at the option of the parties, may be effected through the mail as coordinated by counsel for Seller and Buyer. At closing, Seller and, as applicable, Buyer shall execute and deliver the following documents in form acceptable to Buyer and Seller or undertake the following:

                  (a) All consents, authorizations, certifications, resolutions and approvals necessary to evidence both the Seller's and Buyer's authority to enter into and consummate the transactions contemplated by this Agreement.

                  (b) Special warranty deed from Seller to Buyer conveying title to the Real Property to Buyer free and clear of all liens, encumbrances and matters other than the Permitted Exceptions.

                  (c) An endorsement to the Commitment deleting the Schedule B, Part I requirements, except those pertaining to Buyer, unless Buyer provides the documentation sufficient to do so, and the standard exceptions on Schedule B, Part II, except the survey exceptions (unless Buyer furnishes a current survey sufficient to do so).

                  (d) Bill of Sale from Seller to Buyer transferring the Personal Property free and clear of all liens and encumbrances, together with the original Motor Vehicle Certificate of Title (properly endorsed and lien free) for each mobile home unit and motor vehicle purchased by Buyer pursuant to this Agreement, if any.

                  (e)      Affidavit of No Liens by Seller.

                  (f)      Affidavit of Non-Foreign Status by Seller.

                  (g) Certified rent roll in the form of Exhibit "E" attached hereto and incorporated herein by reference dated and certified by Seller to Buyer as being a true and accurate rent roll of the Real Property as of the Closing Date.

                  (h) Tenant security deposits held by Seller as of the Closing Date.

                  (i) Assignment from Seller to Buyer assigning all of Seller's right, title and interest, in and to the Leases, together with the originals of such Leases, the Name, all Licenses and Permits relating to the operation of the Property, the telephone numbers used on the Property by Seller, if allowed by the telephone company, the Service Contracts as reflected on Exhibit "F" attached hereto and incorporated herein by this reference, and other items required to be assigned as set forth in this Agreement, free and clear of all liens and encumbrances except for the matters permitted in this Agreement, all of which shall be assumed by Buyer effective from and after the Closing Date. Seller shall undertake all actions, and execute all forms, required by all governmental authorities and contract vendors to effect this assignment. The assignment shall contain mutual indemnification provisions wherein Seller shall indemnify Buyer from all loss, cost or expense in connection with any claims, demands, actions or causes of action (the "Claims") asserted against Buyer or the Property arising out of the Leases or the Service Contracts prior to the closing, and Buyer shall indemnify Seller from all loss, cost or expenses in connection with any Claims asserted against Seller arising out of the Leases or the Service Contracts after the closing.

                  (j) Assignment by Seller, of all currently existing and effective claims, guaranties, warranties, indemnifications and all other rights, if any, which Seller may have against suppliers, laborers, material men, contractors, or sub-contractors arising out of or in connection with the installation, construction and maintenance of the Property.

                  (k) Certification from Seller that all representations and warranties of Seller which are contained in this Agreement are true, correct and complete as of the Closing Date;

                  (l) Sale Settlement (i.e., Closing) Statement by Seller and Buyer.

                  (m) Such other documents as are reasonably necessary to close and consummate the purchase and sale transaction contemplated by this Agreement and as may be required by the lender for the Buyer.

                  (n) Seller shall deliver to Buyer all existing Plans and Reports relating to the improvements located upon the Property which are in Seller's possession or reasonably accessible to Seller (to the extent they exist).

                  (o) Seller shall deliver and assign to Buyer all of Seller's right, title and interest, if any, in and to all Licenses and Permits, certificates of occupancy, mobile home titles (for the office unit) and such other comparable certificates or documents issued by the appropriate governmental authorities with respect to the Property or any part thereof which are legally assignable by Seller, if any.

                  (p) Buyer shall deliver to Seller the adjusted cash portion of the Purchase Price and authorize Escrow Agent's delivery of the Earnest Money Deposit and Extension Fee, if any, to Seller.

         12. CLOSING COSTS. Seller shall pay for documentary stamps on the warranty deed, for all costs associated with the issuance of the Commitment and final title insurance policy, including, without limitation, any premiums for the title policy, any costs and expenses associated with any corrective documents required in order to make the title to the Property marketable and insurable and shall pay the costs for recording the warranty deed. Buyer shall pay for all of its financing costs (including all mortgagee title insurance endorsements and requirements provided such charges are based on simultaneous issue rates), the survey and all costs associated with Buyer's inspection of the Property. Each party shall bear its own attorneys' fees and other professional costs, except as otherwise provided for herein.

         13. PRORATIONS. Except as otherwise set forth in this Agreement, the following items shall be prorated as of the Closing Date so that Seller has the benefit of all income and the burden of all expenses up to and including the Closing Date and Buyer has the benefit of all income and the burden of all expenses after the Closing Date (the prorations and credits shall be applied to the cash due at closing):

                  (a) Real estate and personal property taxes shall be prorated based on the current year's tax taking into account the maximum available discount. If the closing takes place and the current year's millage is not fixed and the current year's assessment is available, taxes shall be prorated based upon such assessment and the prior year's millage. If the current year's assessment is not available, then taxes shall be prorated on the prior year's tax taking into account the maximum available discount. The parties agree to reprorate the taxes at such time as the exact amount of such taxes for year of the closing become known.

                  (b) All rents (subject to the terms set forth below), other income, utilities and all other operation expenses with respect to the Property, and other assessments with respect to the Property for the year in which the closing occurs, shall be prorated as of the Closing Date. If the closing shall occur before all rents from the Property have actually been paid for the month in which the closing occurs, only the rents actually received by Seller will be prorated at closing. Subsequent to the closing, if any such rents are actually received by either Buyer or Seller, immediately upon its receipt of such rents, Buyer or Seller shall pay to the other its proportionate share thereof for such month. Buyer shall pay over to Seller any such rents not apportioned at the closing received by Buyer, for the benefit of Seller and shall give to Seller a monthly accounting as to the delinquent rents outstanding until all delinquent rents at closing are paid or twelve months from the closing, whichever shall last occur. Provided, however, with regard to delinquent rents, if any, Buyer shall not be held responsible for and Buyer shall not be required to institute any proceeding whatsoever to collect such delinquent rents. All rents collected after closing which pertain to a tenant which may owe delinquent rents to Seller shall be first applied to rents due to Buyer and then to rents due for periods prior to the closing which are due to Seller; which shall be promptly remitted to Seller by Buyer. Upon written request Seller shall deliver to Buyer copies of such statements, invoices bills and receipts as shall be requested by Buyer to enable Buyer to verify the accuracy of the amounts of any prorations made pursuant to this paragraph.

                  (c) Seller shall, where practical, cause utility meters to be read and obtain final invoices through and including the Closing Date . Where this is not practical, the parties shall assume equal per diem use over the period of the billing, and adjustment shall be made accordingly. Utility deposits, if any, shall be retained by Seller. Buyer shall replace any utility deposits or utility bonds outstanding with regard to the utilities serving the Property as maybe required.

                  (d) Any Service Contracts, including prepaid items or licenses to the extent they are assumable (equipment leases, maintenance contracts, etc,)

         The agreements of Seller and Buyer set forth in this paragraph shall survive the closing.

         14. PERSONAL PROPERTY. Seller represents that it is the owner of the Personal Property, including, without limitation, all of the items described in the Schedule of Personal Property attached hereto as Exhibit "B" and incorporated herein by reference, including, without limitation, the park office/mobile home located on the Real Property, free and clear of any and all liens and encumbrances other than mortgages, security agreements and financing statements which are to be released or satisfied of record at or prior to the closing. Seller agrees that it shall not remove from the Real Property any of the Personal Property currently used in connection with the operation of the Real Property as a rental mobile home community except as may be required in the ordinary course of business for repair or replacement. Any such replacement of an item of Personal Property pending closing hereunder shall be with a similar item or items of Personal Property of equal quality and quantity and free and clear of any liens and encumbrances other than mortgages, security agreements and financing statements to be released or satisfied of record at or prior to the closing. Buyer shall have the right at any time prior to the expiration of the Inspection Period, at its expense, to take and make a physical inventory of the Personal Property located on the Real Property provided that the time and the taking of such inventory is first coordinated with Seller. Seller shall have the right to have a representative of Seller present at the Real Property as and when such inventory of the Personal Property is taken by Buyer. Upon approval by Seller of the inventory of Personal Property, if any, so taken by Buyer, such inventory shall be substituted for Exhibit "B" attached hereto and such inventory shall be attached as exhibits to the Bill of Sale to be executed by Seller to and in favor of Buyer at the time of closing. Seller will deliver to Buyer said Bill of Sale, certificates of title or full warranties of title, for all such Personal Property included in the sale, including the park office mobile/home. Any and all mobile homes owned by the Seller will become part of the inventory.

         15. SUPPLIES. Inventories of supplies, including but not limited to paint, toilet tissue, soap, paper towels and all cleaning materials, if any, shall be transferred to Buyer at no additional cost at the time of the closing and shall be covered by the Bill of Sale.

         16. LEASES, RENTS AND TENANTS. Pending the closing Seller agrees not to (except in the ordinary course of business with normal and customary terms): (a) terminate any Lease affecting the Property unless the tenant is in default thereunder, (b) amend or modify any Lease or (c) enter into any new Lease upon the vacation or eviction of any tenant, without in any such case, the prior written consent of Buyer not to be unreasonably withheld; provided, however, Seller shall have the right to execute any new Leases under the same terms and conditions as currently prevail on the Property without obtaining Buyer's approval on any such Lease. Seller shall comply with its obligations under each Lease affecting the Property and shall immediately notify Buyer of any default of the material terms and conditions of any Lease. Seller agrees to have available for Buyer's review at the office located on the Real Property true copies of all existing written Leases affecting the Property within one (1) day of the Effective Date of this Agreement. Furthermore, Seller hereby agrees to provide Buyer with updated certified rent rolls in the form attached hereto as Exhibit "E" and incorporated herein by reference, on or before the tenth
(10th) day of each month during the term of this Agreement.

         17. CONDEMNATION. If prior to the Closing Date, all or any part of the Property is taken by any governmental authority under its power of eminent domain, Buyer shall have the option, to be exercised within ten (10) days after Buyer receives written notice from Seller of same:

                  (a) To take title to the Property at closing without any abatement or adjustment in the Purchase Price, in which event Seller shall unconditionally assign its rights in the condemnation award to Buyer (or Buyer shall receive the condemnation award from Seller if it has already been paid to Seller prior to closing); or

                  (b) To terminate this Agreement, whereupon the duties and obligations of each of the parties hereto shall end and Buyer shall be entitled to the prompt return from Escrow Agent of the Earnest Money Deposit and Extension Fee, if any, together with any interest earned thereon.

         18. RISK OF LOSS. Risk of loss by damage or destruction to the Property prior to the Closing Date shall be borne by Seller. In the event of substantial damage (i.e., in an amount in excess of $40,000) to said Property prior to the closing by fire or other casualty:

                  (c) Seller shall give prompt notice of such damage to Buyer;

                  (d) Seller shall furnish Buyer promptly with an estimate of the cost of the restoration, replacement or repair of such damage; and

                  (e)      Buyer shall have the option to:

                           (i)      terminate this Agreement and obtain the
prompt return from Escrow Agent of the Earnest Money Deposit and Extension Fee, if any, together with any interest earned thereon; or

                           (ii)     take title to the Property at closing
without any abatement or adjustment in the Purchase Price, in which event Seller shall unconditionally assign its rights in any insurance proceeds to Buyer (or Buyer shall receive the insurance proceeds paid to Seller if they have already been paid prior to closing) after payment of any deductible to Buyer from Seller.

         19. DEFAULT BY SELLER. In the event of a default by Seller under the terms of this Agreement, Buyer shall have the option, to be exercised in its sole discretion, to either: (a) obtain the prompt return from Escrow Agent of the Earnest Money Deposit and Extension Fee, if any, with interest (if any), together with any other amounts due and owing to Buyer pursuant to the terms of this Agreement, and thereafter terminate this Agreement; or (b) seek any and all other remedies available to Buyer under Arizona law, including without limitation, the right of specific performance.

         20. DEFAULT BY BUYER. In the event of a default by Buyer under the terms of this Agreement and such default continues for a period of twenty one
(21) days after written notice thereof from Seller to Buyer, Seller's sole right and exclusive remedy against Buyer shall be to obtain the Earnest Money Deposit and Extension Fee, if any as: (a) consideration for the execution of this Agreement; (b) as agreed on liquidated damages sustained by Seller because of such default by Buyer (the parties hereto agreeing that the retention of such funds shall not be deemed a penalty, and recognizing the impossibility of precisely ascertaining the amount of damages to Seller because of such default and hereby declaring and agreeing that the sum so retained is and represents the reasonable damages of Seller); (c) in full settlement of any claims of damages and in lieu of a specific performance by Seller against Buyer; and (d) in consideration for the full and absolute release of Buyer by Seller of any and all further obligations under this Agreement. In the event Buyer defaults hereunder, Buyer shall forthwith on demand by Seller return to Seller all documents relating to the Property, including Buyer's copy of this Agreement.

         21.      INDEMNIFICATION AND HOLD HARMLESS.

                  (f) In addition to any other indemnification, defense and hold harmless covenants of Seller which are contained herein, Seller shall indemnify, defend (with legal counsel satisfactory to Buyer) and hold Buyer harmless from and against any and all claims, demands, actions, causes of action, suits, judgments, debts, damages, losses, liabilities, costs and expenses (including, without limitation, attorneys' fees, cost of suit, cost of investigation), which Buyer may incur or sustain, or which may be asserted against Buyer, resulting from or arising out of any of the following: (i) the ownership and operation of the Real Property prior to the Closing Date; (ii) the injury or death to any person or damage to any personal property occurring on or about the Real Property prior to the Closing Date; (iii) any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Seller contained herein or in any certificate, document or instrument delivered to Buyer pursuant to or in connection with this Agreement;
(iv) any failure of Seller to retain, pay, perform, defend and discharge all of the liabilities, duties and obligations of Seller which are not expressly and specifically assumed by Buyer pursuant to this Agreement; (v) the employment or terminations thereof of any personnel of Seller; and, (vi) any failure of Seller to pay any taxes or other expenses which pertain to the Real Property and to the operation of the Real Property as a Recreational Vehicle Park prior to the Closing Date.

                  (g) In addition to any other indemnification, defense and hold harmless covenants of Buyer which are contained herein, Buyer shall indemnify, defend (with legal counsel satisfactory to Seller) and hold Seller harmless from and against any and all claims, demands, actions, causes of action, suits, judgments, debts, damages, losses, liabilities, costs and expenses (including, without limitation, attorneys' fees, cost of suit, cost of investigation), which Seller may incur or sustain, or which may be asserted against Seller, resulting from or arising out of any of the following: (i) the ownership and operation of the Real Property after the Closing Date; (ii) the injury or death to any person or damage to any personal property occurring on or about the Real Property after the Closing Date; (iii) any failure of Buyer to retain, pay, perform, defend and discharge all of the liabilities, duties and obligations of Seller which are expressly and specifically assumed by Buyer pursuant to this Agreement; and, (iv) any failure of Buyer to pay any taxes or other expenses which pertain to the Real Property and to the operation of the Real Property as a Recreational Vehicle Park after the Closing Date.

         The foregoing provisions of this paragraph shall survive the closing.

         22. ASSIGNMENT. Buyer shall have the right to assign this Agreement to entities whom Buyer controls or with whom Buyer has a business relationship.

         23. MODIFICATIONS. The parties acknowledge that this Agreement (i) is the entire agreement between the parties with respect to the subject matter hereof; (ii) supersedes all prior negotiations or agreements between the parties; and (iii) cannot be modified except by written agreement executed by both parties.

         24. ATTORNEYS' FEES. In the event of any disputes or claims between the parties arising out of this Agreement, or the collection of any funds due Buyer or Seller pursuant to this Agreement, the prevailing party shall be entitled to recover all costs incurred, including, without limitation, and reasonable attorneys' fees and expenses incurred. As used herein and throughout this Agreement, the term "attorneys' fees" shall be deemed to include all fees incurred whether by attorneys, paralegals, legal assistants or law clerks. Any claims or actions brought by either Buyer or Seller shall be brought against the business entities of the Buyer and Seller and not against the corporate officers, stockholders, representatives, agents, or employees of the Buyer or Seller.

         25. ESCROW AGENT. The Escrow Agent shall deposit the Earnest Money Deposit and Extension Fee, if any, into an interest-bearing, money market account with a local bank upon execution and delivery of all forms (including a fully-executed IRS Form W-9) and necessary documents and to disburse said funds according to the terms of this Agreement. Escrow Agent shall notify the parties hereto of the date of deposit, name of institution and current interest rate within five (5) days of the date of the deposit. In the event of a breach of this Agreement by either Seller or Buyer, or if, in the sole discretion of the Escrow Agent, some doubt exists as to when, to whom or under what circumstances such Earnest Money Deposit and Extension Fee, if any, shall be disbursed hereunder, and the parties hereto are unable after ten (10) days' prior written notice thereof from Escrow Agent to agree and direct Escrow Agent, in writing, as to when, to whom or under what circumstances Escrow Agent shall disburse the same, Escrow Agent shall be entitled to interplead said Earnest Money Deposit into the Circuit Court of the county in which the Property is located, without further liability or responsibility on its part. Costs, expenses and attorneys' fees incurred by Escrow Agent in connection with any such interpleader may be deducted by Escrow Agent from the amount of the Deposit prior to its deposit into the registry of the Court. In any event, however, all parties agree that Escrow Agent shall have no liability or any further responsibility to any party or person whomsoever for any disbursement of the Earnest Money Deposit and Extension Fee, if any, made by Escrow Agent in good faith unless such disbursement shall constitute a willful breach of the duties and obligations of Escrow Agent under this Agreement or gross negligence on the part of Escrow Agent. The interest received on the Earnest Money Deposit and Extension Fee, if any, shall be applied to the account of Buyer at closing. Upon disbursing the Earnest Money Deposit and Extension Fee, if any, under the provisions of this Agreement, the Escrow Agent shall be released from all liability with respect to the Earnest Money Deposit and Extension Fee, if any, except for an accounting thereof. The Buyer and Seller, jointly and severally, agree to pay directly, or reimburse the Escrow Agent for any and all expenses incurred by the Escrow Agent in any such action. As between the Buyer and Seller, the non-prevailing party in any action pertaining to the Earnest Money Deposit and Extension fee, if any, shall be responsible for any and all expenses incurred by the Escrow Agent on any such action. Both Buyer and Seller, hereby acknowledge that the Escrow Agent is acting solely as a fiduciary to the parties. Seller hereby expressly acknowledges that Escrow Agent also serves as counsel to Buyer in connection with this Agreement and the transaction contemplated herein and Seller specifically acknowledges and agrees that the duties, as Escrow Agent, hereunder, shall not disqualify such law firm from presenting Buyer as Buyer's counsel in any matter which arises under or which is a result of this Agreement, including, without limitation, a dispute relating to the Earnest Money Deposit and Extension Fee, if any.

         26. NOTICE. Any notice given hereunder shall be in writing and sent by telefax, registered or certified mail, return receipt requested, or by overnight delivery service with receipt required to be signed for to the following addresses:

If to the SELLER:

         To:               Paradise RV Resort, Limited - Neil Spizizen, General
                           Partner
         Address:
         Telephone:
         Fax:

With copies to attorney for Seller:

         To:
         Address:

         Telephone:
         Fax:

If to the BUYER:

         To:               Diversified Investments Services
                           c/o Barry L. Haase, Manager
         Address:          4340 East West Highway, Suite 206
                           Bethesda, MD 20814
         Telephone:        (800) 284-2795
         Fax:              (301) 718-7907

With copies to Attorney for Buyer:

         To:               Jim Balogh
                           1314 East Myrna Lane
                           Mesa, AZ  85284
                           480-755-7955
                           480-755-4292  Fax

If to the Escrow Agent:
                           Carol Peterson
                           First American Title Insurance Company
         Address:          4801 E. Washington, Ste. 110
                           Phoenix, Arizona 85034
         Telephone:        602-685-7560
         Fax:              602-685-7580

         Notice by fax shall be deemed to have been received on the date of transmission, so long as a certified or registered mailing or overnight delivery is forwarded to the party being noticed on the same day as the transmission. Notice by overnight delivery shall be deemed to have been received on the day of the delivery. Notice by mail shall be deemed to have been received three (3) days after being deposited in an official depository under the regular care and custody of the United States Mail, sent by registered or certified mail, return receipt requested, with postage prepaid. A time period in which a response to any notice, demand or request must be given pursuant to the terms of this Agreement, shall commence to run from the date of receipt. Rejection or other refusal to accept or the inability to deliver because of change in address of which no notice is given shall be deemed to be a receipt of the notice, demand and request. Either party may change the address for receiving notices, request, demands, or other communication by not less than three (3) days prior notice in according with this paragraph. Telephone numbers are provided for convenience only.

         27. NO ASSUMPTION OF LIABILITIES. The parties acknowledge that this transaction contemplates only the sale and purchase of the Property and the permits and licenses relevant thereto. The parties do not intend that Buyer be deemed a successor of Seller with respect to any liabilities of Seller to any third parties. Accordingly, in addition to the other terms and conditions of this Agreement, Buyer shall neither assume nor be liable for any payments and benefits to past and/or present employees of Seller in connection with the business being conducted on or from the Property as may have accrued through the Closing Date, including, but not limited to, salaries, wages, commission, bonuses, vacation pay, health and welfare contributions, pensions, profit sharing, severance or termination pay, taxes or any other form of compensation or fringe benefit.

         28. EXHIBITS. In the event that any exhibit which is referred to in this Agreement is not attached hereto at the time of execution of this Agreement by Seller and Buyer, Seller shall promptly cause any such missing exhibit to be prepared and submitted to Buyer for Buyer's approval within five
(5) days from the Effective Date hereof. Upon approval of a given exhibit by Buyer, the same shall be incorporated into this Agreement by written amendment to this Agreement executed by Seller and Buyer.

         29. CONSTRUCTION. This Agreement has been negotiated between the parties who are experienced in commercial real estate transactions. Accordingly, this Agreement shall not be construed against either party as the drafter of the Agreement in the event of any litigation with respect to it. This Agreement shall in all respects be interpreted, enforced and governed by and under the laws and judicial decisions of the State of Arizona.

         30. ACCEPTANCE. Seller shall have until 5:00 P.M. (DST) on October 7, 2003 to accept this Agreement and require Buyer to submit the Initial Deposit for the Escrow Agent. In the event Seller fails to accept this Agreement as of that time and date, this Agreement shall be null and void and of no further effect.

         31. VENUE. Venue for any legal proceeding hereunder shall be in the county in which the Property is located.

         32. EFFECTIVE DATE. The term "Effective Date" as used herein, shall mean the date when the last one of Seller and Buyer has properly executed this Agreement as determined by the date set forth immediately below the respective signatures of Seller and Buyer.

         33. COUNTERPART EXECUTION. This Agreement may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

         34. FACSIMILE. An executed facsimile of this Agreement or any portion hereof, including the signature page of any party shall be deemed an original for all purposes.

         35. 1031 EXCHANGE. Buyer and Seller understand that either party may designate the Property in connection with an exchange pursuant to the provisions of IRS Code Section 1031. In the event the Property is so designated and either party desires to utilize the Property for an exchange, Seller and Buyer shall cooperate with each other and with any lender/accommodator to achieve a successful exchange. Seller and Buyer shall indemnify each other from all loss, costs and expense incurred by reason of said exchange. This transaction is not contingent upon the success or failure of any such exchange. Buyer shall not be required to take title to other property involved in the exchange.

         36. WAIVER.. The failure of either of the parties hereto in one or more instances to insist upon strict performance or observance of one or more of the covenants or conditions hereof, or to exercise any remedy, privilege, or option herein conferred upon or reserved to such party, shall not operate and not be construed as a relinquishment or waiver for the future of such covenant or condition or of the right to enforce the same or to exercise such privilege, option, or remedy, but the same shall continue in full force and effect.

         37. CAPTIONS AND HEADINGS.. The captions appearing in this Agreement are inserted as a matter of convenience and for reference, and in no way affect this Agreement, or define, limit or describe its scope, intent, or any of its provisions.

         38.      BROKERS.

         (h) Seller warrants and represents to Buyer that other than Devine Real Estate, Inc. and Desert Flower Realty of Arizona (the "Brokers") Seller has not employed or dealt with any broker, agent or sales consultant with respect to the purchase and sale of the Property as contemplated by this Agreement. Seller hereby acknowledges and agrees that Seller is solely responsible to pay the Brokers a real estate commission at the closing in an amount of 1.5% of the Purchase Price each to Devine Real Estate, Inc. and Desert Flower Realty of Arizona payable through the Closing Escrow and pursuant to separate agreement. Seller covenants and agrees to indemnify and hold harmless Buyer from and against any and all liability, costs, claims, demands, damages, actions, causes of action, suits and expense (including, but not limited to, attorneys' fees and costs and disbursements of litigation) Buyer shall ever suffer or incur, arising out of or in any way related to any claim or action by any broker, agent or sales consultant, including, without limitation, the Broker, claiming to have dealt with Seller, whether or not meritorious, for any commission or other compensation with respect to this Agreement or to the purchase and sale of the Property in accordance with this Agreement. The provisions of this paragraph shall survive the closing.

         (i) Buyer warrants and represents to Seller that other than the Broker, Buyer has not employed or dealt with any broker, agent or sales consultant with respect to the purchase and sale of the Property as contemplated by this Agreement. Buyer covenants and agrees to indemnify and hold harmless Seller from and against any and all liability, costs, claims, demands, damages, actions, causes of action, suits and expense (including, but not limited to, attorneys' fees and costs and disbursements of litigation) Seller shall ever suffer or incur, arising out of or in any way related to any claim or action by any broker, agent or sales consultant, other than the Broker, claiming to have dealt with Buyer, whether or not meritorious, for any commission or other compensation with respect to this Agreement or to the purchase and sale of the Property in accordance with this Agreement. The provisions of this paragraph shall survive the closing.

         39. BENEFIT; BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto, their respective heirs, personal representatives, successors and assigns.

         40. INVALID PROVISION. The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         41. BUSINESS DAY. The term "Business Day," as used herein, means any day which is not a Saturday or Sunday and is not a federal or state holiday in the State of Arizona. Any reference in this Agreement to time periods of less than six (6) days shall, in the computation thereof, exclude any day that is not a Business Day. Any time period provided herein which ends on a day that is not a Business Day shall extend to 5:00 p.m. of the next Business Day.

         42. NO JOINT VENTURE OR PARTNERSHIP. Notwithstanding anything in this Agreement which may be interpreted or construed to the contrary, neither this Agreement nor the completion of the transaction contemplated by this Agreement shall create between the parties hereto any business enterprise, whether it be a joint venture or partnership, or any other business venture.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year indicated below.

                                     SELLER:

                                     Paradise Rv Resort

                                     By: /s/ Neil Spizizen
                                         -------------------------------------

                                     Print Name: Neil Spizizen

                                     Title: Managing Partner

                                     Seller's execution date: 10/09/03

                                     BUYER:

                                     DIVERSIFIED INVESTMENTS SERVICES,
                                     LLC, a Delaware limited liability company

                                     By: /s/ Barry L. Haase
                                         -------------------------------------
                                         Barry L. Haase, Manager

                                     Date: 10/09/03

PARADISE RV

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                             RECEIPT BY ESCROW AGENT

         First American Title, as Escrow Agent under that Recreational Vehicle Park Purchase and Sale Agreement (the "Agreement") having an Effective Date of October 9, 2003, between Paradise RV Resort, as Seller, and, Diversified Investments Services, LLC, a Delaware limited liability company, as Buyer, to which this Receipt is attached, hereby acknowledges the receipt of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) as the Initial Deposit, and will hold and disburse said sum, together with any additional deposits made, as Escrow Agent in accordance with the terms of the Agreement.

                                                 FIRST AMERICAN TITLE

                                                 By: /s/ Carol Peterson
                                                     ---------------------------
                                                 Print Name: Carol Peterson *

                                       15
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                              EXHIBITS TO AGREEMENT

A.       Legal Description of Land

B.       Schedule of Personal Property

C.       List of Due Diligence Items to be provided to Buyer by Seller

D.       Seller Disclosures - Litigation, Claims, Judgments, etc.

E.       Certified Rent Roll

F.       Service Contracts

                                       16
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                      EXHIBIT A - LEGAL DESCRIPTION OF LAND

                                       17
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                          EXHIBIT B - PERSONAL PROPERTY

                        To be provided by Seller to Buyer

1.  Inventory of all Personal Property including but not limited to:

a.       Clubhouse

b.       Garage/Service Area

c.       Office

d.       Pool Equipment

e.       Lawn Equipment

f.       Park Owned Homes

                                       18
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             EXHIBIT C - LIST OF PRELIMINARY ITEMS OF DUE DILIGENCE



















                                       19
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            EXHIBIT D - SELLER DISCLOSURES - LITIGATION, CLAIMS, ETC.

                        To be provided by Seller to Buyer

                                       20
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                         EXHIBIT E - CERTIFIED RENT ROLL

    To be provided by Seller to Buyer and to contain the following:

1.    Space number;

2.    Name of Resident;

3.    Rental Amount;

4.    Amount of Prepaid Rent

5.    Amount of Security Deposit;

6.    Amount of Delinquency;

7.    Amount and Term of any Rent concession, rebate or credit.

8.    Term of current lease or annual resident

                                       21
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                          EXHIBIT F - SERVICE CONTRACTS

                        To be provided by Seller to Buyer

                                       22